Exhibit 10.2

RETENTION AGREEMENT

This Retention Agreement (the "Agreement") is made this 22nd day of July, 2004, by and between THE MIDDLEBY CORPORATION, a Delaware corporation, (“Employer”) and TIMOTHY J. FITZGERALD (“Employee”).

RECITALS

WHEREAS, Employee is a very valuable employee of Employer and Employer wishes to provide an incentive for Employee to continue to remain in the Employee's service.

AGREEMENT

NOW THEREFORE the parties agree as follows:

1.    In the event that for any reason whatsoever other than (i) termination of Employee’s employment for “Cause”, as defined in the Severance Agreement by and between Employee and Employer dated March 1, 2004, or (ii) voluntary resignation by Employee prior to February 1, 2005, Employer does not offer, on or before February 1, 2005, to enter into an employment agreement with Employee or Employee does not accept such employment offer on or before February 1, 2005, then Employer shall pay to Employee, not later than February 15, 2005, the sum of $500,000.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above stated.

THE MIDDLEBY CORPORATION	TIMOTHY J. FITZGERALD

/s/ Selim A. Bassoul	/s/ Timothy J. FitzGerald